SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

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|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
|_| Confidential, for Use of the Commission
Only (as permitted by Rule 14a-6(e)(2))

PREMIER ALLIANCE GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Fee paid previously with preliminary materials.

□ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PREMIER ALLIANCE GROUP, INC.

4521 Sharon Road, Suite 300

Charlotte, North Carolina 28211

Tel. (704) 521-8077

April 14, 2011

Dear Fellow Shareholder:

You are cordially invited to attend the 2011 Annual Meeting of Shareholders of Premier Alliance Group, Inc., , to be held at 1:00 p.m. Eastern Daylight Time on June 9, 2011, at our corporate offices located at 4521 Sharon Road, Suite 300, Charlotte, North Carolina 28211.

At this meeting, you will be asked to consider and vote, in person or by proxy, on the following matters:

1.	Election of six directors to the Board of Directors;

2.	Ratification of the appointment of Scharf Pera & Co. PLLC as our independent auditors;

3.
To approve the reincorporation of the Company from the State of Nevada to the State of Delaware (including the form of the plan of conversion to accomplish such reincorporation, together with the exhibits thereto, and the transactions contemplated thereby); and

4.	Transaction of such other business as may properly come before the meeting or any adjournment.

The official notice of meeting, proxy statement, and proxy card are included with this letter. The matters listed in the notice of meeting are described in detail in the accompanying proxy statement. We are also providing you with a copy of our annual report on Form 10-K for our fiscal year ended December 31, 2010.

Please vote as soon as possible to ensure that your vote is recorded promptly even if you plan to attend the annual meeting.

Very truly yours,

/s/ Mark S. Elliott

Mark S. Elliott

President

PREMIER ALLIANCE GROUP, INC.

4521 Sharon Road, Suite 300

Charlotte, North Carolina 28211

Tel. (704) 521-8077

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Premier Alliance Group, Inc.:

We hereby notify you that the 2011 Annual Meeting of Shareholders of Premier Alliance Group, Inc., a Nevada corporation, will be held on June 9, 2011 at 1:00 p.m. Eastern Daylight Time, at our corporate offices, which are located at 4521 Sharon Road, Suite 300, Charlotte, North Carolina 28211. This meeting is being held for the following purposes:

1.	to elect six directors to the Board of Directors to hold office for the following year and until their successors are elected;

2.	to ratify the appointment of Scharf Pera & Co. PLLC as our independent auditors;

3.
To approve the reincorporation of the Company from the State of Nevada to the State of Delaware (including the form of the plan of conversion to accomplish such reincorporation, together with the exhibits thereto, and the transactions contemplated thereby); and

4.	to transact such other business as may properly come before the meeting or any adjournments.

The matters listed in this notice of meeting are described in detail in the accompanying proxy statement. We have not received notice of other matters that may be properly presented at the annual meeting.

Only shareholders of record at the close of business on April 13, 2011 will be entitled to vote at the meeting and any adjournment. You may examine a list of the shareholders of record as of the close of business on April 20, 2011, for any purpose germane to the meeting during the ten-day period preceding the date of the meeting at our corporate offices, which are located at 4521 Sharon Road, Suite 300, Charlotte, North Carolina 28211.

YOUR VOTE IS IMPORTANT

Please vote as soon as possible to ensure that your vote is recorded promptly, even if you plan to attend the annual meeting in person.  If you hold your shares in your name as a registered holder and not through a bank or brokerage firm, you may submit your vote in person.  The vote you cast in person will supersede any previous votes that you submitted, whether by Internet, phone, or mail.

.

By order of the Board of Directors

/s/ Mark S. Elliott
Mark S. Elliott President
Charlotte, North Carolina

April 14, 2011

PREMIER ALLIANCE GROUP, INC.

4521 Sharon Road, Suite 300

Charlotte, North Carolina 28211

Tel. (704) 521-8077

PROXY STATEMENT

GENERAL INFORMATION

Our Board of Directors solicits your proxy for the 2011 Annual Meeting of Shareholders of Premier Alliance Group, Inc., to be held at 1:00 p.m. Eastern Daylight Time on June 9, 2011, at our corporate offices, 4521 Sharon Road, Suite 300, Charlotte, North Carolina 28211, and at any postponements and adjournments thereof, for the purposes sets forth in the “Notice of Annual Meeting of Shareholders.”

The notice of annual meeting, proxy statement, and proxy card are being mailed to shareholders on or about April 27, 2011. We will bear the cost of its solicitation of proxies. The original solicitation of proxies by mail may be supplemented by personal interview, telephone, and facsimile by our directors, officers, and employees. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held by any such persons, and we may reimburse those custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in doing so.

Record Date and Stock Ownership.  Only shareholders of record at the close of business on April 13, 2011 will be entitled to vote at the annual meeting. The majority of the shares of common stock outstanding on the record date must be present in person or by proxy to have a quorum. We had 7,967,992 outstanding shares of common stock as of the record date.

Submitting and Revoking Your Proxy.  If you complete and submit your proxy, the persons named as proxies will follow your instructions.  If you submit your proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote your shares as follows:

•	FOR the election of the director nominees as set forth in “Proposal 1: Election of Directors.”

•
FOR the ratification of the appointment of Scharf Pera & Co, PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2011 as set forth in “Proposal 2: Ratification of Independent Registered Public Accounting Firm.”

•
FOR the reincorporation of the Company from the State of Nevada to the State of Delaware (including the form of the plan of conversion to accomplish such reincorporation, together with the exhibits thereto, and the transactions contemplated thereby) as set forth in “Proposal 3: Reincorporation of the Company from the State of Nevada to the State of Delaware.”

In addition, if other matters are properly presented for voting at the annual meeting, the persons named as proxies will vote on such matters in accordance with their best judgment.  We have not received notice of other matters that may be properly presented for voting at the annual meeting.

Your shareholder vote is important.  Please vote as soon as possible to ensure that your vote is recorded promptly, even if you plan to attend the annual meeting in person.  If you hold your shares in your name as a registered holder and not through a bank or brokerage firm, you may submit your vote in person.  The vote you cast in person will supersede any previous votes that you submitted, whether by Internet, phone, or mail.

If you are a registered holder, you may revoke your proxy at any time before the annual meeting by submitting a later-dated proxy, voting in person at the annual meeting, or by delivering instructions to our Corporate Secretary before the annual meeting.  If you hold shares through a bank or brokerage firm, you must contact that firm to revoke any prior voting instructions.

Quorum Requirement.  The holders of at least one-third of the outstanding shares of stock entitled to vote shall constitute a quorum at the annual meeting of shareholders for the transaction of any business.

Votes Required to Adopt Proposals.  Each share of our common stock outstanding on the record date is entitled to one vote on each of the six director nominees and one vote on each other matter.  Directors receiving the plurality of votes cast will be elected (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee).  The approval of the ratification of the appointment of Scharf Pera & Co., PLLC, as our independent registered public accounting firm for the fiscal year ending December 31, 2011 and the reincorporation of the Company from the State of Nevada to the State of Delaware require the affirmative vote of the majority of the shares of common stock present or represented by proxy with respect to each such proposal.

Shares of common stock not present at the meeting and shares voting “abstain” have no effect on the election of directors.  For the proposal approving ratifying the independent registered public accounting firm, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote.  Broker non-votes on a proposal (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not counted or deemed present or represented for determining whether stockholders have approved that proposal.  Please note, under changes to NYSE rule 452 effective January 1, 2010, that banks and brokers that have not received voting instructions from their clients CANNOT vote on their clients’ behalf on the proposal for election of the director nominees.

Important Notice Regarding the Availability of
Proxy Materials for the Shareholder
Meeting to be Held on June 9, 2011

The proxy statement and 10K report to shareholders are available at

http://www.cstproxy.com/premieralliance/2011

Your Vote is Important
Please vote as promptly as possible
by signing, dating and returning the enclosed Proxy Card

PROPOSALS TO BE VOTED ON

PROPOSAL 1:  ELECTION OF DIRECTORS

Our nominees for the election of directors at the annual meeting include our president and five independent directors, as defined by the Nasdaq Marketplace Rules.  Stockholders elect all directors annually.  At the recommendation of the Nominating Committee, the Board of Directors has selected the nominees to serve as directors for the one-year term beginning at the annual meeting on June 9, 2011, or until their successors, if any, are elected or appointed.

Unless proxy cards are otherwise marked, the persons named as proxies will vote all proxies received FOR the election of each nominee named in this section.  If any director nominee is unable or unwilling to serve as a nominee at the time of the annual meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board to fill the vacancy or for the balance of the nominees, leaving a vacancy.  Alternatively, the Board may reduce the size of the Board.  We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

The Board recommends that you vote your shares “FOR” each of these nominees.

THE NOMINEES

Name	Age	Position	Director Since
Mark S. Elliott	50	President, Director	2004
Gregory C. Morris	50	Director	2008
Stephen W. Yarbrough	52	Director	2010
Patrick M. Kolenik	59	Director	2011
Isaac Blech	61	Director
Cary W. Sucoff	59	Director

INFORMATION ABOUT THE NOMINEES

None of our directors or executive officers is related to any other director or executive officer, and none of our directors or executive officers holds any directorships in any other public company.  Messrs Blech, Kolenik, Morris, Sucoff, and Yarbrough are independent directors as defined by the Nasdaq Marketplace Rules.

Stated below is the principal occupation of each nominee, the business experience of each nominee for at least the past five years, and certain other information relating to the nominees.

MARK S. ELLIOTT has been in the technology and consulting industry for more than 28 years. In that time, Mr. Elliott has worked with such Fortune 500 companies as JC Penney and First Union National Bank, as well as for a number of consulting organizations. He has held positions in a senior management capacity for the past 19 years. Mr. Elliott moved into the consulting arena as a regional specialist and eventually moved into management as a technical director for Contract Data Services (acquired by Vanstar and subsequently acquired by Inacom). This position, which he held for five years, involved all aspects of the business from staff management, business development and strategy, to managing the profitability of the branch. In this capacity he was a partner responsible for developing a branch into a top service provider throughout North and South Carolina while servicing Fortune 500 companies such as First Union, Bank of America, MCI, Royal and SunAlliance. Mr. Elliott was an original founder of Premier. He currently serves as President of Premier Alliance Group and is responsible for corporate direction, M&A activity, and strategic planning and execution.  Mr. Elliott has had financial reporting and processing accountabilities within Premier Alliance Group for over 10 years, is adept at analyzing and evaluating financial statements, understands internal controls over financial reporting and processing and has worked closely with external auditors, CPA’s and counsel over the past 10 years. Mr. Elliott has been employed by Premier since 1995.

GREGORY C. MORRIS has worked in positions involving finance, investments, benefits and risk management for more than 25 years.  Mr. Morris is currently the Vice President, Human Resource Operations for Lance Inc. (a NASDAQ listed company with revenue over $760 million) and has been in that role since January 2010.  Prior to that he was the Senior Director over Benefits and Risk Management and had functioned in that role since April 2000.   Mr. Morris is responsible for all aspects of human resources, group benefits program, as well as the qualified and non-qualified retirement plans. The retirement plans have total assets of over $180 million.  He is responsible for the risk management program, which includes coverage for property, auto, general liability, workers compensation, employment practices, executive protection, and product recall.  Mr. Morris is the Chairman of the Risk Management Committee, which consists of members from the Human Resources and Finance Departments.  He also chairs the Business Continuity Plan Steering Committee that is responsible for the disaster recovery plan and emergency response plans for all manufacturing sites. He is a Member of the Corporate Mergers & Acquisitions team.  Mr. Morris has served on the board for the Second Harvest Food Bank since July 2001, has been an executive committee member and is currently Vice Chairman of that Board.  Mr. Morris currently serves as the Chairman on the audit committee for Premier Alliance Group.

STEPHEN W. YARBROUGH has a 30 year history working in positions involving all areas of securities trading and management with retail brokerage firms; equities and taxable fixed-income trading, trading desk management, institutional/dealer sales and management and management of trading desk personnel.  Mr. Yarbrough most recently served as Chief Executive Officer for First Ballantyne, a fixed-income securities broker/dealer and had been in that role since December 2002.  Mr. Yarbrough was a founder of the firm and led the effort to obtain FINRA approval and raise initial capital for First Ballantyne.  The firm focuses on position trading and market making in investment grade corporate bonds and mortgage-backed securities and manages in excess of $50 million of revenue.  Prior to this he was in senior management roles with Wachovia Securities, Interstate Johnson Lane, Advest, and Newhard, Cook and Co.  He has served as a board member for Newhard, Cook and Co. as well as on the executive committee of the Corporate Bond Division for The Bond Market Association.   Mr. Yarbrough has his Series 7, 8, 24, 53, and 55 licenses.

PATRICK M. KOLENIK has a 40 year history working in positions involving all areas of securities trading and management with retail brokerage firms; equities and management of trading desk personnel and investment banking.  Mr. Kolenik is currently the President of Cyndel and Company, an advisory consulting company and is also a General Partner in Huntington Laurel Partners, a hedge fund.  Prior to this he held a variety of roles at Sherwood Securities where he progressed to Chairman and CEO, as well as was President of WinCapital corporation, a full service brokerage firm.  He has served as a board member for Sherwood Securities, Paradigm Medical, and WinCapital Corporation.

ISAAC BLECH over the past three decades has established some of the leading biotechnology companies in the world. These include Celgene Corporation, ICOS Corporation, Nova Pharmaceutical Corporation, Pathogenesis Corporation, and Genetics Systems Corporation.  Collectively, these companies have produced major advances in a broad array of diseases including the diagnosis and treatment of cancer, chlamydia, sexual dysfunction, cystic fibrosis, and AIDS.  Their combined value is in excess of $30 billion. Celgene Corporation introduced two major cancer drugs, and has a current value of over $25 billion.  ICOS Corporation discovered the drug Cialis, and was acquired by Eli Lilly for over $2 billion. Nova Pharmaceutical Corporation developed a new treatment for brain cancer, and after merging with Scios Corporation, was purchased for $2 billion by Johnson and Johnson. Pathogeneses Corporation created TOBI for cystic fibrosis, the first inhaled antibiotic approved by the Food and Drug Administration, and was acquired by Chiron Corp for $660 million.  Genetics Systems Corporation developed the first inexpensive and accurate test to diagnosis chlamydia, allowing tens of thousands of babies to be born to women who otherwise would have become sterile from pelvic inflammatory disease.  Genetics Systems was acquired for 3% of Bristol Myers’ stock. Mr. Blech is currently a major shareholder and board member of ContraFect Corporation a private company.  Mr. Blech is on the board of directors for Socialwise and is on the Strategic Advisory Board of Medgenics.

CARY W. SUCOFF has over 28 years of securities industry experience encompassing supervisory, banking and sales responsibilities. Since February 2006 Mr. Sucoff has owned and operated Equity Source Partners, LLC, a FINRA member firm operating as a boutique investment bank. Mr. Sucoff provides investment banking and consulting services to public and private companies and institutional investors. Mr. Sucoff currently serves on the Board of Directors of Contrafect Corp., a biotech company specializing in the use of mono-clonal antibodies to treat infectious disease. He has been a member of the Board of Trustees of New England Law/Boston for over 20 years and is the current Chairman of the Endowment Committee.  Mr. Sucoff was a Professor of Law at New England School of Law in the 1980s and is currently a member of the Adjunct Faculty of New England Law/Boston where he teaches a third year seminar entitled “Perspectives In Law: Lawyers as Entrepreneurs and as Representatives of Entrepreneurs”.  Mr. Sucoff received a B.A. from SUNY Binghamton (1974) and a J.D. from New England School of Law (1977) where he was the Managing Editor of the Law Review and graduated Magna Cum Laude. Mr. Sucoff has been a member of the Bar of the State of New York since 1978.

INFORMATION REGARDING THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD OF DIRECTORS

Audit Committee

The Audit Committee assists the Board in its general oversight of our financial reporting, internal controls, and audit functions, and is responsible for the appointment, retention, compensation, and oversight of the work of our independent registered public accounting firm.  The Committee’s job is one of oversight.  Management is responsible for the Company’s financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for auditing those financial statements. It is the Committee’s responsibility to monitor and review these processes. It is not the Committee’s duty or responsibility to conduct auditing or accounting reviews. Therefore, the Committee has relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles and on the representations of the independent registered public accounting firm included in their report on the Company’s financial statements.

The Board has determined that Mr. Morris meets the SEC’s qualifications to be an “audit committee financial expert,” including meeting the relevant definition of an “independent director.”  Under the rules of the SEC, the designation or identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Audit Committee and Board of Directors in the absence of such designation or identification.  The Board of Directors has determined that all members of the audit committee are financially literate and experienced in business matters and are capable of (1) understanding generally accepted accounting principles (“GAAP”) and financial statements, (2) assessing the general application of GAAP principles in connection with our accounting for estimates, accruals and reserves, (3) analyzing and evaluating our financial statements, (4) understanding our internal controls and procedures for financial reporting, and (5) understanding audit committee functions.

The report of the Audit Committee for fiscal year 2010 can be found below under the heading “Proposal Two: Ratification of Appointment of Independent Auditors.”  The Audit Committee operates under a written charter adopted by the Board of Directors.  A copy of the charter is available on our website, www.premieralliance.com.

Compensation Committee

The Compensation Committee has authority for reviewing and determining salaries, performance-based incentives, and other matters related to the compensation of our executive officers, and administering our stock option plans, including reviewing, amending, and granting stock options to our executive officers and key employees.  Currently, Messrs Kolenik, Morris, and Yarbrough act as the Compensation Committee, all three Board members are independent.

The Compensation Committee operates under a formal charter that governs its duties and standards of performance. A copy of the charter is available on our website, www.premieralliance.com.

Nominating Committee

The Nominating Committee establishes procedures for the nomination process, makes recommendations to the Board regarding the size and composition of the Board, and nominates officers for election by the Board. Our Board of Directors currently acts as our Nominating Committee.

The Nominating Committee is responsible for reviewing with the Board, from time to time, the appropriate skills and characteristics required of Board members in the context of the current makeup of the Board. This assessment includes understanding of and experience in business and technology consulting companies and finance experience.  The Committee reviews these factors, and others considered useful by the Committee, in the context of an assessment of the perceived needs of the Board at a particular point in time.  As a result, the priorities and emphasis of the committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective Board members.

Consideration of new Board candidates typically involves a series of internal discussions, review of information concerning candidates, and interviews with selected candidates. Board members or executive officers typically suggest candidates for nomination to the Board.  In 2010, we did not employ a search firm or pay fees to other third parties in connection with seeking or evaluating Board candidates.  The Committee considers candidates proposed by shareholders and evaluates them using the same criteria as for other candidates.  A shareholder seeking to recommend a prospective nominee for the Committee’s consideration must do so by giving notice in writing to Chairman of the Nominating Committee, Premier Alliance Group, Inc., 4521 Sharon Road, Suite 300, Charlotte, North Carolina 28211. Any such notice must, for any given annual meeting, be delivered to the chairman not less than 120 days prior to the anniversary of the preceding year's annual meeting. The notice must state (1) the name and address of the shareholder making the recommendations, (2) the name, age, business address, and residential address of each person recommended, (3) the principal occupation or employment of each person recommended, (4) the class and number of shares of Premier Alliance Group shares that are beneficially owned by each person recommended and by the recommending shareholder, (5) any other information concerning the persons recommended that must be disclosed in nominee and proxy solicitations in accordance with Regulation 14A of the Securities Exchange Act of 1934, and (6) a signed consent of each person recommended stating that he or she consents to serve as a director of our company if elected.

In 2010, the nominating committee identified candidates for director to the board, and recommended and approved the addition of one additional independent director to the board.  The new director, Patrick Kolenik, was officially appointed to the board on January 31, 2011.

The Nominating Committee operates under a written charter, a copy of which is available on our website, www.premieralliance.com.

Attendance at Board, Committee and Annual Shareholders’ Meetings.  The Board held two meetings and acted by written consent ten times in 2010.  The Audit Committee met one time, the Compensation Committee did not meet and the Nominating Committee met one time during 2010.  We expect each director to attend every meeting of the Board and the committees on which he serves.  All directors attended at least 90% of the meetings of the Board and the committees on which they served in 2010 during the time in which they were appointed to the Board and the respective committees.  We encourage each of the directors to attend the annual meeting of stockholders.

Director Independence.  In accordance with the disclosure requirements of the SEC, and since the OTC Bulletin Board does not have its own rules for director independence, we have adopted the NASDAQ listing standards for independence.  Three of our current directors, Patrick Kolenik, Gregory C. Morris, and Stephen W. Yarbrough are non-employee directors and qualify as “independent” in accordance with the published listing requirements of NASDAQ.  Mark Elliott, does not qualify as independent because he is an employee.  The NASDAQ rules have both objective tests and a subjective test for determining who is an “independent director.”  The objective tests state, for example, that a director is not considered independent if he or she is an employee of the Company or is a partner in or executive officer of an entity to which the Company made, or from which the Company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year.  The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Corporate Code of Ethics.  The Board is committed to legal and ethical conduct in fulfilling its responsibilities.  The Board expects all directors, as well as officers and employees, to act ethically at all times.  Additionally, the Board expects the Chief Executive Officer, the Chief Financial Officer, and all senior financial and accounting officials to adhere to the Company’s Code of Ethics.  The Code of Ethics is posted on our Internet website at www.premieralliance.com .

Communications from Shareholders to the Board.  The Board recommends that shareholders initiate any communication with the Board in writing and send it to the attention of our Corporate Secretary by mail to Board of Directors, Premier Alliance Group, Inc., 4521 Sharon Road, Suite 300, Charlotte, North Carolina 28211 or by e-mail to investor@premieralliance.com.  This process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The Board has instructed our Corporate Secretary to review such correspondence and, in his discretion, not to forward items if he deems them to be of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16 of the Exchange Act, our directors and executive officers and beneficial owners of more than 10% of any class of our equity securities are required to file certain reports, within specified time periods, indicating their holdings of and transactions in any class of equity securities and derivative securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.  Based solely on a review of any such reports provided to us and written representations from such persons regarding the necessity to file any such reports, we are aware of one Form 3 filing, for an independent board member, which was not timely filed.  All filings were current as of our fiscal year ended December 31, 2010.

DIRECTOR COMPENSATION

We do not currently compensate our directors.  Whereas we may in the future compensate non-employee directors, we anticipate that we will not compensate employee directors for their services.

EMPLOYMENT CONTRACTS

On September 1, 2010, the Company entered into a two-year employment agreement with Michael Rose, as part of the acquisition Q5Group, Inc.  The terms of the employment agreement provide for a $170,000 annual base salary.  Additionally, Mr. Rose received (a) $50,000 for confidentiality and non-compete provisions, and (b) 25,000 stock options under the Company’s 2008 Stock Incentive Plan, exercisable for a period of ten years at $1.00 per share.  Additional options and stock awards may be issued upon certain milestones and as determined by the Company’s Board of Directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee of our Board of Directors is charged with administering our executive compensation programs. The Compensation Committee evaluates the performance and, based on such evaluation, sets the compensation of our CEO/President and other executive officers and administers our equity compensation plans.

Executive Compensation Policy

The objectives of our executive compensation programs are to:

•
Attract, retain and motivate key executive personnel who possess the skills and qualities to perform successfully in the business and technology consulting industries and achieve our objective of maximizing stockholder value;

•	Closely align the interests of our executives with those of our stockholders;
•	Provide a total compensation opportunity that is competitive with our market for executive talent; and
•
Align our executives’ compensation to our Company’s operating performance with performance-based compensation that will provide actual compensation above the market median when the Company delivers strong financial performance and below the market median when performance is not strong.

While we compete for talent with companies across all industries and sectors, we primarily focus on professional services companies in the business and technology consulting industries.  While we often compete for talent outside this market, these companies define our market for compensation purposes. The Compensation Committee reviews data from these companies, along with other data as it deems appropriate, to determine market compensation levels from time to time and also can seek advice from outside compensation consultants.

Compensation Components

The Compensation Committee primarily uses a combination of base salary, discretionary bonuses and long-term incentive programs to compensate our executive officers. Each element aligns the interests of our executive officers with the interests of our stockholders by focusing on both our short-term and long-term performance.

Base Salaries. We are committed to retaining talented executives capable of diverse responsibilities and, as a result, believe base salaries for executives should be maintained at rates at or slightly ahead of market rates. The Compensation Committee assesses base salaries for each position, based on the value of the individual’s experience, performance and/or specific skill set, in the ordinary course of business, but generally not less than once each year as part of our budget determination process. Other than market adjustments that may be required from time to time, the Compensation Committee believes annual merit percentage increases for executives, if any, should generally not exceed, in any year, the average merit increase percentage earned by our non-executives. The base salaries received by the executive team have not been adjusted in fiscal 2010.

Discretionary Annual Bonuses. The Compensation Committee has the authority to award discretionary annual cash or share bonuses to our executive officers based on individual and Company performance. We believe these bonuses are an important tool in motivating and rewarding the performance of our executive officers. Performance-based cash incentive compensation is expected to be paid to our executive officers based on individual and/or overall performance standards.  No discretionary bonuses for the executive management team were issued in 2010.

Long-Term Incentives. The Compensation Committee also believes that a portion of each executive’s annual total compensation should be a long-term incentive, both to align each executive with the interests of our stockholders and also to provide a retention incentive.  The Compensation Committee approved our 2008 Stock Incentive Plan in May 2008 and received shareholder approval in the 2009 (the “Plan”).   As of December 31, 2010, 1,150,000 stock options have been granted to executives under the Plan.  The Summary Compensation Table below details the stock options granted to executives under the Plan since 2009.

The following table sets forth the information as to compensation paid to or earned by our Chief Executive Officer and our two other most highly compensated executive officers during the fiscal years ended December 31, 2010 and 2009. These individuals are referred to in this proxy statement as our named executive officers.  As none of our named executive officers received any stock awards, non-equity incentive plan compensation, or nonqualified deferred compensation earnings during the fiscal years ended December 31, 2010 and 2009, we have omitted those columns from the table.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus($)	Option Awards (1)	Other Compensation (2)	Total Compensation
Mark S. Elliott President	2010	$180,000	0	75,000	$3,936	$183,396
	2009	$180,000	0	0	$3,936	$183,396

Robert. N Yearwood Exec Vice President	2010	$180,000	0	75,000	$10,800	$190,800
	2009	$180,000	0	0	$10,800	$190,800

Kevin J. Hasenfus Exec Vice President	2010	$180,000	0	75,000	$10,800	$190,800
	2009	$180,000	0	0	$10,800	$190,800

1)
Represents stock options granted to these executives in consideration for personal guarantees provided by the executives in connection with our bank line of credit.  These options were not considered compensation and have been disclosed herein solely for information purposes.

2)	The amount under “Other Compensation” represents a car allowance or allocations.

DESCRIPTION OF BENEFIT PLANS

2008 Stock Incentive Plan

The following table provides information about the number of outstanding equity awards held by our named executive officers at December 31, 2010.  As of March 30, 2011, options to purchase 1,150,000 shares of our common stock were outstanding.

Outstanding Equity Awards at Fiscal Year-End

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Mark Elliott	75,000 200,000			1.00 0.75	12/2020 5/2018
Kevin Hasenfus	75,000 200,000			1.00 0.75	12/2020 5/2018
Robert Yearwood	75,000 200,000			1.00 0.75	12/2020 5/2018
Graeme Booth	100,000 200,000			1.00 1.00	12/2020 6/2020
Michael Rose	25,000			1.00	9/2020

LIMITS ON LIABILITY AND INDEMNIFICATION

We provide Directors and Officers insurance for our current directors and officers.

Our articles of incorporation eliminate the personal liability of our directors to the fullest extent permitted by law. The articles of incorporation further provide that the Company will indemnify its officers and directors to the fullest extent permitted by law.  We believe that this indemnification covers at least negligence and gross negligence on the part of the indemnified parties.  Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors, officers, and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of April 9, 2011, with respect to the beneficial ownership of our outstanding common and preferred stock by (i) each person known to own beneficially more than 5% of our each class of securities; (ii) each of our named executive officers and our directors; and (iii) all of our directors and executive officers as a group.

Unless otherwise indicated in the footnotes below, we believe the persons and entities named in the table have sole voting or investment power with respect to all shares owned. And unless otherwise indicated, the address of each person is care of Premier Alliance Group, Inc., 4521 Sharon Road, Suite 300, Charlotte, North Carolina 28211.
Name	Number of Shares of Common Stock Beneficially Owned (1)	Percent of Class	Number of Shares of Series C Preferred Stock Beneficially Owned	Percent of Class	Number of Shares of Series B Preferred Stock Beneficially Owned	Percent of Class
Mark S. Elliott (2)	926,016	11.2%	0	0	0	0
Robert N. Yearwood (2)	1,877,119	22.8%	0	0	0	0
Kevin J. Hasenfus (2)	1,567,031	19.0%	0	0	0	0
Gregory C. Morris	0	0	0	0	0	0
Stephen W. Yarbrough	0	0	0	0	0	0
Patrick Kolenik (3)	539,117	6.4%	0	0	0	0
Cary Sucoff (4)	564,375	6.6%	0	0	0	0

Richard C. Siskey (5)	1,051,944	13.1%	0	0	0	0
Vicki Morse	618,516	7.8%	0	0	0	0
Michael Rose (6)	425,000	5.3%	0	0	0	0
Miriam Blech (7)	14,285,712	64.2%	2,380,283	100%	0	0
River Charitable Remainder Unitrust f/b/o Isaac Blech (8)	14,285,712	64.2%	2,380,283	100%	0	0
Maxim Group, LLC (9)	714,285	8.2%	0	0	0	0
Philip Kolenik (10)	160,000	2%	0	0	160,000	13.3%
Jenco Business Advisors, Inc. (10)	140,000	1.7%	0	0	140,000	11.7%
Louis Eckley (10)	100,000	1.2%	0	0	100,000	8.3%
Equity Trust Company, dba Sterling Trust Custodian FBO David J. Mahoney IRA (10)	100,000	1.2%	0	0	100,000	8.3%
Rozsak Capital LLLP (10)	80,000	1%	0	0	80,000	6.7%
K&A Trust (10)	80,000	1%	0	0	80,000	6.7%
Matthew McFee (10)	80,000	1%	0	0	80,000	6.7%
Michael Burkhard & Teresa Hawkins (10)	60,000	*	0	0	60,000	5%
Equity Trust Company, dba Sterling Trust Custodian FBO Thomas W. Brake IRA (10)	60,000	*	0	0	60,000	5%
All directors and named officers as a group (8 persons)	19,759,370	82.5%	2,380,283	100%	0	0
* Less than 1%

(1)   For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock they have the right to acquire within 60 days of April 9, 2011.  When computing beneficial ownership percentages, shares of common stock that may be acquired within 60 days are considered outstanding for that holder only, not for any other holder.  The number and percentage of shares beneficially owned are based on 7,967,992 shares of common stock issued and outstanding as of April 9, 2010.

(2)   Includes 275,000 shares issuable upon exercise of stock options held each by Mark Elliott, Kevin Hasenfus, and Robert Yearwood.   The options were granted in May 2008 and December 2010.

(3)    Includes 340,000 shares issuable upon exercise of warrants.   The warrants were granted in April 2010 and March 2011 and expire in 5 years from issue.   Also includes 155,044 shares of common stock held by Huntington Laurel Partners LP of which Mr. Kolenik is a General Partner.  Mr. Kolenik shares investment and voting power of the Huntington Laurel Partners shares, and disclaims beneficial ownership to 77,522 of those shares.

(4)    Includes 506,440 shares issuable upon exercise of warrants.   The warrants were granted in April, June, and December of 2010 and March 2011 and expire in 5 years from issue.

(5)   Includes 70,000 shares issuable upon exercise of warrants.  The warrants were granted in December 2010 and expire in December 2015.

(6)   Includes 25,000 shares issuable upon exercise of stock options.  The options were granted in September 2010.

(7)   Represents (a) 1,428,571 shares of Series C preferred stock convertible into 4,285,713 shares of common stock, and (b) 4,285,714 shares of common stock issuable upon the exercise of warrants.  Also includes 952,381 shares of Series C preferred stock convertible into 2,857,143 shares of common stock and 2,857,142 shares of common issuable upon the exercise of warrants beneficially owned by River Charitable Remainder Unitrust f/b/o Isaac Blech (the “Trust”), of which Isaac Blech is a trustee.  Mrs. Blech is Mr. Blech’s wife and a beneficiary under the Trust.  Accordingly, those shares are deemed beneficially owned by Mrs. Blech.  Mrs. Blech disclaims beneficial ownership to those shares.

(8)   Represents (a) 952,381 shares of Series C preferred stock convertible into 2,857,143 shares of common stock, and (b) 2,857,142 shares of common stock issuable upon the exercise of warrants.  Also includes 1,428,571 shares of Series C preferred stock convertible into 4,285,713 shares of common stock and 4,285,714 shares of common issuable upon the exercise of warrants beneficially owned by Miriam Blech.  Mr. Blech is Mrs. Blech’s husband and accordingly, those shares are deemed beneficially owned by Mr. Blech.  Mr. Blech disclaims beneficial ownership to those shares.

(9)   Represents shares of common stock issuable upon exercise of warrants.  The warrants were granted in March 2011 and expire in 5 years from issue.

(10)   Represents shares of Series B Preferred Stock convertible into shares of common stock on a one-to-one basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our audit committee reviews any transaction in which we or any of our directors, nominees for director, executive officers or holders of more than 5% of our common stock or any of their immediate family members, is, was or is proposed to be a participant and the amount involved exceeds $120,000.  Our management is responsible for determining whether a transaction contains the characteristics described above requiring review by our board of directors.

Except as set forth in this proxy statement, none of our directors or executive officers and no holder of more than 5% of the outstanding shares of our common stock, and no member of the immediate family of any such director, officer or security holder, to our knowledge, had any material interest in any transaction during the fiscal year ended December 31, 2010, or in any currently proposed transaction, to which we were or are a party in which the amount involved exceeds $120,000.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

INDEPENDENT AUDITORS

Scharf Pera has been our principal accounting firm since December 2004.  Our Board of Directors recommends that you vote your shares FOR ratification of selection of Scharf Pera & Co. PLLC as our independent auditors for the 2011 fiscal year.

We do not anticipate that representatives of Scharf Pera & Co. PLLC will attend the annual meeting.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees our financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the annual report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the U.S., their judgments as to the quality, not just the acceptability, of our accounting principles, and such other matters as are required to be discussed with the committee under auditing standards of the Public Company Accounting Oversight Board (United States). In addition, the committee has discussed with the independent auditors the auditors’ independence from management and our company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors’ independence.

The committee discussed with our independent auditors the overall scope and plans for their audit. The committee meets with the independent auditors to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board of directors has approved) that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission.

Audit Fees and All Other Fees

Fees for the annual audit services totaled approximately $50,000 in fiscal year 2010 and approximately $24,770 in fiscal year 2009.   The 2010 annual audit services increased substantially as a result of multiple investment events as well as M&A transactions during the year.  During fiscal year 2010 we incurred other audit-related fees and tax fees of $14,223 related to work performed by our independent auditors, but incurred no other fees related to work performed by our independent auditors. The audit-related fees were incurred in connection with our filing of quarterly financial statements and any other required financial filing that we are required to file in the year.

Audit Committee Pre-Approval of Audit Services and Permissible Non-Audit Services.

Consistent with the Sarbanes-Oxley Act and the SEC regulations promulgated there under, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services to be performed by our independent auditors.

Respectfully submitted March 16, 2011, by the members of the audit committee.

Gregory C. Morris, Stephen W. Yarbrough, Mark S. Elliott, Kevin J. Hasenfus, Robert N. Yearwood

***

PROPOSAL 3:

REINCORPORATION OF THE COMPANY FROM THE STATE OF NEVADA
TO THE STATE OF DELAWARE

In this section of the proxy statement, we sometimes refer to the Company as a Nevada corporation before reincorporation as "Premier Nevada" and the Company as a Delaware corporation after reincorporation as "Premier Delaware."

Our Board has unanimously approved and recommends to our stockholders this Proposal No. 3 to change the Company’s state of incorporation from the State of Nevada to the State of Delaware (the "Reincorporation").  If our stockholders approve this Proposal No. 3, we will accomplish the Reincorporation by domesticating in Delaware as provided in the Delaware General Corporation Law, as amended (the "DGCL"), and the Nevada Revised Statutes, as amended (the "NRS").

General Information

Our Board has adopted a plan of conversion substantially in the form attached as Appendix A to this proxy statement (the "Plan of Conversion") to accomplish the Reincorporation.  Assuming the presence of a quorum at the Annual Meeting, this Proposal No. 3 will be approved by stockholders by the affirmative vote of a majority of the shares, present in person or represented by proxy and voting on the matter, representing common stock outstanding at the close of business on the record date.  Assuming that stockholder approval of this Proposal No. 3 is obtained, the Company will file with the Nevada Secretary of State articles of conversion in form reasonably acceptable to the Secretary of the Company (the "Nevada Articles of Conversion") and will file with the Delaware Secretary of State (i) a certificate of conversion in form reasonably acceptable to the Secretary of the Company (the "Delaware Certificate of Conversion") and (ii) a certificate of incorporation, which will govern the Company as a Delaware corporation, substantially in the form attached as Exhibit A to the Plan of Conversion (the "Delaware Certificate of Incorporation").  In addition, assuming that stockholder approval of this Proposal No. 3 is obtained, our Board will adopt Bylaws for Premier Delaware substantially in the form attached as Exhibit B to the Plan of Conversion (the "Delaware Bylaws").  Approval of this Proposal No. 3 by our stockholders will constitute approval of the Plan of Conversion, the Delaware Certificate of Incorporation and the Delaware Bylaws.

Reasons for the Reincorporation

Delaware is a nationally recognized leader in adopting and implementing comprehensive and flexible corporate laws.  The DGCL is frequently revised and updated to accommodate changing legal and business needs and is more comprehensive, widely used and interpreted than other state corporate laws, including the NRS.

In addition, Delaware courts (such as the Court of Chancery and the Delaware Supreme Court) are highly regarded for their considerable expertise in dealing with corporate legal issues and for producing a substantial body of case law construing the DGCL, with multiple cases concerning areas that Nevada courts have not  considered.  Because the judicial system is based largely on legal precedents, the abundance of Delaware case law should serve to enhance the relative clarity and predictability of many areas of corporate law, which should offer added advantages to the Company by allowing our Board and management to make corporate decisions and take corporate actions with greater assurance as to the validity and consequences of those decisions and actions.

The Reincorporation may also make it easier to attract future candidates willing to serve on our Board because many such candidates are already familiar with Delaware corporate law, including provisions relating to director indemnification, from their past business experience.

In addition, in the opinion of our Board, underwriters and other members of the financial services industry may be more willing and better able to assist in capital-raising programs for corporations having the greater flexibility afforded by the DGCL.

Changes as a Result of Reincorporation

If this Proposal No. 3 is approved, the Reincorporation will effect a change in the legal domicile of the Company and other changes of a legal nature, the most significant of which are described below in the section entitled "Significant Changes Caused by the Reincorporation."  The Reincorporation is not expected to affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under such material contractual arrangements will continue as rights and obligations of Premier Delaware.  The Reincorporation itself will not result in any change in headquarters, business, jobs, management, location of any of the Company’s offices or facilities, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation) of the Company.  Further, the directors and officers of Premier Nevada immediately prior to the Reincorporation will be the directors and officers of Premier Delaware immediately after the Reincorporation, and the subsidiaries of Premier Nevada immediately prior to the Reincorporation will be the subsidiaries of Premier Delaware immediately after the Reincorporation.

The Plan of Conversion

The Reincorporation will be effected pursuant to the Plan of Conversion to be adopted by Premier Nevada.  The Plan of Conversion provides that the Company will convert into a Delaware corporation and will be subject to all of the provisions of the DGCL.  By virtue of the conversion, all of the rights, privileges and powers of Premier Nevada, all property owned by Premier Nevada, all debts due to Premier Nevada and all other causes of action belonging to Premier Nevada immediately prior to the conversion will remain vested in Premier Delaware following the conversion.  In addition, by virtue of the conversion, all debts, liabilities and duties of the Company immediately prior to the conversion will remain attached to Premier Delaware following the conversion.  Each director and officer of Premier Nevada will continue to hold his or her respective offices with Premier Delaware.  Premier Delaware will remain as the same entity following the conversion.

If this Proposal No. 3 is approved, it is anticipated that our Board will cause the Reincorporation to be effected as soon as practicable thereafter.  However, the Reincorporation may be delayed by our Board or the Plan of Conversion may be terminated and abandoned by action of our Board at any time prior to the effective time of the Reincorporation, whether before or after the approval by the Company’s stockholders, if our Board determines for any reason that such delay or termination would be in the best interests of the Company and its stockholders.  If this Proposal No. 3 is approved by our stockholders, the Reincorporation would become effective upon the filing (and acceptance thereof by the Nevada Secretary of State and the Delaware Secretary of State, as applicable) of the Nevada Articles of Conversion, the Delaware Certificate of Conversion and the Delaware Certificate of Incorporation.

Authorized Shares of Stock

Our authorized capital stock currently consists of 45,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. Upon the effectiveness of the Reincorporation, the authorized capital of Premier Delaware will continue to be 45,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, $0.001 par value per share.  Our outstanding options and warrants will become exercisable for shares of Premier Delaware common stock on their respective same terms and conditions.

Transferability and Exchange of Stock

The Reincorporation will not affect the trading of the shares of the Company’s common stock on the OTC Bulletin Board under the same symbol "PIMO.OB."  Premier Delaware will continue to file periodic reports and other documents as and to the extent required by the rules and regulations of the Securities and Exchange Commission (the "SEC").  Stockholders who own shares of Premier Nevada common stock that are freely tradable prior to the Reincorporation will continue to have freely tradable shares in Premier Delaware after the Reincorporation, and stockholders holding restricted shares of Premier Nevada common stock prior to the Reincorporation will continue to hold their shares in Premier Delaware after the Reincorporation subject to the same restrictions on transfer to which their shares are presently subject.  In summary, the Reincorporation will not change the respective positions under federal securities laws of the Company or its stockholders.

Premier Nevada stockholders will not be required to exchange their Premier Nevada stock certificates Premier Nevada for new Premier Delaware stock certificates.  Following the effective time of the Reincorporation, any Premier Nevada stock certificates submitted to the Company for transfer, whether pursuant to a sale or otherwise, will automatically be exchanged for Premier Delaware stock certificates.  Premier stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) to the Company unless and until requested to do so.

Effect of Not Obtaining the Required Vote for Approval

If we fail to obtain the requisite vote of stockholders for approval of this Proposal No. 3, the Reincorporation will not be consummated and the Company will continue to be incorporated in Nevada and governed by Nevada corporation laws, the Company’s existing Articles of Incorporation and the Company’s existing Bylaws.

Federal Income Tax Consequences of the Reincorporation

The discussion of U.S. federal income tax consequences set forth below is for general information only and does not purport to be a complete discussion or analysis of all potential tax consequences that may apply to a stockholder. Stockholders are urged to consult their tax advisors to determine the particular tax consequences of the Reincorporation, including the applicability and effect of federal, state, local, foreign and other tax laws.

The Reincorporation provided for in the Plan of Conversion is intended to be a tax-free reorganization under the Code. Assuming the Reincorporation qualifies as a reorganization, no gain or loss will be recognized to the holders of our capital stock (other than those who seek their statutory appraisal rights) as a result of consummation of the reincorporation, and no gain or loss will be recognized by us. You will have the same basis in the Premier Delaware Common Stock received by you pursuant to the Reincorporation as you have in our shares held by you at the time the Reincorporation is consummated. Your holding period with respect to Premier Delaware Common Stock will include the period during which you held the corresponding Company Common Stock, provided the latter was held by you as a capital asset at the time of consummation of the Reincorporation was consummated.

Accounting Treatment

In accordance with generally accepted accounting principles, we expect that the Reincorporation will be accounted for as a reorganization of entities under common control and recorded at historical cost.

Regulatory Approvals

The Reincorporation will not be consummated until after stockholder approval. We will obtain all required consents of governmental authorities, including the filing of a Nevada Articles of Conversion, the Delaware Certificate of Conversion and the Delaware Certificate of Incorporation.

Significant Changes Caused By the Reincorporation

The following discussion briefly summarizes some of the changes resulting from the Reincorporation and the significant differences between the corporate laws of Delaware and the corporate laws of Nevada and does not purport to be a complete statement of such laws. If the Reincorporation proposal is approved, Delaware law will govern and the certificate of incorporation and by-laws in effect would be those of Premier Delaware, a Delaware corporation.

Fiduciary Duties of Directors

Both Delaware and Nevada law provide that the board of directors has the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of Nevada and Delaware corporations owe fiduciary duties of care and loyalty to the corporations they serve and the stockholders of those corporations.

With respect to fiduciary duties, Nevada corporate law may provide broader discretion, and increased protection from liability, to directors in exercising their fiduciary duties, particularly in the context of a change in control. Delaware courts have held that the directors of a Delaware corporation are required to exercise an informed business judgment in performing their duties. An informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Delaware courts have also imposed a heightened standard of conduct on directors in matters involving a contest for control of the corporation. A director of a Nevada business corporation must perform his or her duties as a director in good faith and with a view to the interests of the corporation.

Delaware corporate law does not contain any statutory provision permitting the board of directors, committees of the board and individual directors, when discharging their duties, to consider the interests of any constituencies other than the corporation or its stockholders. Nevada corporate law, on the other hand, provides that in discharging their duties, the board of directors, committees of the board and individual directors may, in exercising their respective powers with a view to the interests of the corporation, choose, to the extent they deem appropriate, to subordinate the interests of stockholders to the interests of employees, suppliers, customers or creditors of the corporation or to the interests of the communities served by the corporation. Furthermore, the officers and directors may consider the long-term and short-term interests of the corporation and its stockholders.

Under Delaware corporate law, directors of a Delaware corporation are presumed to have acted on an informed basis, in good faith and in the honest belief that their actions were in the best interest of the corporation. This presumption may be overcome, if a preponderance of the evidence shows that the directors' decision involved a breach of fiduciary duty such as fraud, overreaching, lack of good faith, failure of the board to inform itself properly or actions by the board to entrench itself in office. Delaware courts have imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation. The heightened standard has two elements: the board must demonstrate some basis for concluding that a proper corporate purpose is served by implementation of any defensive measure and that measure must be reasonable in relation to the perceived threat posed by the change in control. Under Nevada corporate law, unless there is a breach of fiduciary duty or a lack of good faith, any act of the board of directors, any committee of the board or any individual director is presumed to be in the corporation's best interest. No higher burden of proof or greater obligation to justify applies to any act relating to or affecting an acquisition or a potential or proposed acquisition of control of the corporation than to any other action. Nevada corporate law imposes a heightened standard of conduct upon directors who take action to resist a change or potential change in control of a corporation, if such action impedes the exercise of the stockholders' right to vote for or remove directors.

Anti-Takeover Laws

Section 203 of the DGCL contains certain "anti-takeover" provisions that apply to a Delaware corporation, unless the corporation elects not to be governed by such provisions in its Certificate of Incorporation or by-laws. Section 203 prohibits a corporation from engaging in any "business combination" with any person that owns 15% or more of its outstanding voting stock for a period of three years following the time that such stockholder obtained ownership of more than 15% of the outstanding voting stock of the corporation. A business combination includes any merger, consolidation, or sale of substantially all of a corporation's assets. The three-year waiting period does not apply, however, if any of the following conditions are met:

•
the board of directors of the corporation approved either the business combination or the transaction which resulted in such stockholder owning more than 15% of such stock before the stockholder obtained such ownership;

•
after the transaction which resulted in the stockholder owning more than 15% of the outstanding voting stock of the corporation is completed, such stockholder owns at least 85% of the voting stock of the corporation outstanding at the time that the transaction commenced; or

•
at or after the time the stockholder obtains more than 15% of the outstanding voting stock of the corporation, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the acquiring stockholder.

In addition, Section 203 does not apply to any person who became the owner of more than 15% of a corporation's stock if it was as a result of action taken solely by the corporation.

Nevada corporate law contains certain "anti-takeover" provisions that apply to a Nevada corporation, unless the corporation elects not to be governed by such provisions in its Articles of Incorporation or by-laws. Nevada corporate law prohibits a corporation from engaging in any "business combination" with any person that owns 10% or more of its outstanding voting stock for a period of three years following the time that such stockholder obtained ownership of more than 10% of the outstanding voting stock of the corporation. A business combination includes any merger, consolidation, or sale of substantially all of a corporation's assets. The three-year waiting period does not apply, however, if the board of directors of the corporation approved either the business combination or the transaction which resulted in such stockholder owning more than 10% of such stock before the stockholder obtained such ownership.

Dividend Rights and Repurchase of Shares

Under the DGCL, a corporation may declare and pay dividends out of surplus or, if no surplus exists, out of net profits, for the fiscal year in which the dividends are declared and/or for its preceding fiscal year. Dividends may not be paid out of net profits if the capital of the corporation is less than the aggregate amount of capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Surplus is defined as net assets minus stated capital. Delaware corporate law applies different tests to the payment of dividends and the repurchase of shares. Delaware corporate law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation.

Under Nevada corporate law, a corporation is prohibited from making a distribution (including dividends on, or redemption or repurchase of, shares of capital stock) to its stockholders if, after giving effect to the distribution:

•	the corporation would be unable to pay its debts as they become due in the usual course of business; or

•
the total assets of the corporation would be less than the sum of its total liabilities plus the amount that would be needed, if that corporation were then dissolved, to satisfy the rights of stockholders having superior preferential rights upon dissolution to the stockholders receiving the distribution.

The board of directors of a Nevada corporation may base the above determination on financial statements prepared on the basis of accounting principals, fair valuation, including without limitation unrealized appreciation or depreciation, or any other method that is reasonable under the circumstances.

Liability of Directors and Officers

The DGCL permits a corporation to include in its certificate of incorporation a provision limiting or eliminating the personal liability of its directors to the corporation or its stockholders for monetary damages arising from a breach of fiduciary duty, except for:

•	a breach of the duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	a declaration of a dividend or the authorization of the repurchase or redemption of stock in violation of Delaware corporate law; or

•	any transaction from which the director derived an improper personal benefit.

The Certificate of Incorporation of Premier Delaware includes such a provision.

The NGCL permits a corporation to adopt any provision in its Articles of Incorporation that are not contrary to the laws of Nevada, and there is no restriction on a corporation's ability to limit the personal liability of a director or officer to the corporation. Under Nevada corporate law, a director or officer is not individually liable to a corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proved that:

•	his act or failure to act constituted a breach of his fiduciary duties; and

•	his breach of those duties involved intentional misconduct, fraud or a knowing violation of the law.

Both our certificate of incorporation and the Premier Delaware certificate of incorporation contain the above permissible limitations on liability of their respective corporate officers and directions.

Indemnification of Directors and Officers

Both Delaware and Nevada, in a substantially similar manner, permit a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe that their conduct was unlawful.

Annual Meetings

Under the DGCL, if the annual meeting for the election of directors is not held on the designated date, or action by written consent to elect directors in lieu of an annual meeting has not been taken, the directors are required to cause that meeting to be held as soon as is convenient. If there is a failure to hold the annual meeting or to take action by written consent to elect directors in lieu of an annual meeting for a period of 30 days after the designated date for the annual meeting, or if no date has been designated for a period of 13 months after the latest to occur of the organization of the corporation, its last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, the Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director.

Under the NGCL, if the annual meeting is not held within 18 months after the last election of directors, the district court has jurisdiction to order the election of directors, upon application of any one or more stockholders holding at least 15% of the voting power.

Adjournment of Stockholder Meetings

Under the DGCL, if a meeting of stockholders is adjourned due to lack of a quorum and the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

Under the NGCL, a corporation is not required to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board fixes a new record date for the adjourned meeting.

Amendments to By-laws

Under the DGCL, by-laws may be adopted, amended or repealed by the stockholders entitled to vote thereon. A corporation may, in its certificate of incorporation, confer this power upon the directors, although the power vested in the stockholders is not divested or limited where the board of directors also has such power.

The NGCL provides that the board of directors of a corporation may make the by-laws, but that such by-laws are subject to those adopted by the stockholders, if any. Further, although not part of Nevada corporate law, an opinion of the Nevada Attorney General also provides that directors may adopt by-laws for a corporation if the stockholders do not. Stockholders nevertheless retain the right to adopt by-laws superseding those adopted by the board of directors.

Interested Director Transactions

Under the DGCL, contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest, if certain conditions are met. To meet these conditions, either (i) the stockholders or the disinterested directors must approve any such contract or transaction after the full disclosure of material facts, or (ii) the contract or transaction must have been fair as to the corporation at the time it was approved. Under the DGCL, if board approval is sought, the contract or transactions must be approved by a majority of the disinterested directors (even though less than a quorum).

The NGCL does not automatically void contracts or transactions between a corporation and one of the corporation's directors. Under Nevada corporate law, a contract or transaction may not be voided solely because:

•	the contract is between the corporation and a director of the corporation or an entity in which a director of the corporation has a financial interest;

•	an interested director is present at the meeting of the board of directors that authorizes or approves the contract or transaction; or

•	the vote or votes of the interested director are counted for purposes of authorizing or approving the contract or transaction involving the interested transaction.

Removal of Directors

Under the DGCL, any director or the entire board of directors may be removed, with or without cause, by the majority vote of the stockholders then entitled to vote at an election of directors. However, if the corporation has a classified board, directors may only be removed without cause if the certificate of incorporation so provides. Neither the Company nor Premier Delaware has a classified board.

A director of a Nevada corporation or the entire board of directors may be removed with or without cause during their term of office only by a vote of two-thirds of the voting power of the then outstanding shares entitled to vote in an election of directors.

Stockholders' Rights to Examine Books and Records

The DGCL provides that any stockholder of record may, in a written demand made under oath, demand to examine a corporation's books and records for a proper purpose reasonably related to such person's interest as a stockholder. If management of the corporation refuses, the stockholder can compel an examination by court order.

The NGCL permits any person who has been a stockholder of record for at least six months, or any person holding at least 5% of all outstanding shares, to inspect and copy the stockholders' list, Articles of Incorporation or by-laws, if the stockholder gives at least five business days' prior written notice. The corporation may deny inspection if the stockholder refuses to furnish an affidavit that the inspection is not desired for a purpose or object other than the business of the corporation and that he or she has not at any time offered for sale or sold any stockholders' lists of any corporation or aided and abetted any person in procuring a list for that purpose. In addition, a Nevada corporation must allow stockholders who own or represent at least 15% of the corporation's outstanding shares the right, upon at least five days' written demand, to inspect the books of account and financial records of the corporation, to make copies from them and to conduct an audit of those records, except that any corporation listed and traded on any recognized stock exchange or any corporation that furnishes to its stockholders a detailed, annual financial statement is exempt from this requirement.

Duration of Proxies

Under the DGCL, a proxy executed by a stockholder will remain valid for a period of three years, unless the proxy provides for a longer period. Under the NGCL, a proxy is effective only for a period of six months, unless it is coupled with an interest or unless otherwise provided in the proxy, which duration may not exceed seven years.

Differences in Franchise Taxes

Nevada does not have a corporate franchise tax. After the merger contemplated by the Reincorporation Proposal is accomplished, we will pay annual franchise taxes to Delaware. The Delaware franchise tax is based on a formula involving the number of authorized shares or the asset value of the corporation, whichever would impose a lesser tax.

Blank Check Stock

The certificates of incorporation of both the Company and Premier Delaware authorize their respective Boards of Directors to issue shares of stock in series with such preferences as designated at the time of issuance. Our Board of Directors does not currently intend to seek stockholder approval prior to any issuance of a new class or series of stock if the Reincorporation Proposal is approved, except as required by law or regulation. Frequently, opportunities arise that require prompt action, and the Board of Directors believes that the delay necessary for stockholder approval of a specific issuance would be a detriment to Premier Delaware and its stockholders. The Board of Directors has never issued, and has no current intentions to issue, any new class or series of stock. Should the Board of Directors determine to issue a new class or series of stock, it will only do so upon terms that the Board deems to be in the best interests of Premier Delaware and its then stockholders.

It should be noted that the voting rights and other rights to be accorded to any unissued series of stock of Premier Delaware remain to be fixed by the Board. Accordingly, if the Board of Directors so authorizes, the holders of a new series of stock may be entitled to vote separately as a class in connection with approval of certain extraordinary corporate transactions, might be given a disproportionately large number of votes or might be given preferences in dividend payment, liquidation or other rights. Such new series of stock could also be convertible into a large number of shares of Premier Delaware Common Stock under certain circumstances or have other terms that might make acquisition of a controlling interest in Premier Delaware more difficult or more costly, including the right to elect additional directors to the Board of Directors. Potentially, a new series of stock could be used to create voting impediments or to frustrate persons seeking to effect a merger or otherwise to gain control of Premier Delaware. Also, a new series of stock could be privately placed with purchasers who might side with the management of Premier Delaware opposing a hostile tender offer or other attempt to obtain control.

Appraisal Rights And Procedures

Under Sections 92A.300 to 92A.500, inclusive, of the NGCL, any holder of our Common Stock who does not wish to become a stockholder of Premier Delaware may seek to receive the appraised value (exclusive of any element of value arising from the accomplishment or expectation of the Reincorporation) for, his shares of Company Common Stock, judicially determined, in cash, together with a fair rate of interest, if any, provided that the stockholder fully complies with the provisions of Sections 92A.300 to 92A.500, inclusive, of the NGCL. However, we have the right to terminate the Reincorporation, if, in our Board’s sole judgment, the holders of too many of our outstanding shares of Common Stock exercise their appraisal rights.

Ensuring the perfection of your appraisal rights can be complicated. The procedural rules are specific and must be followed precisely. Failure to comply with the procedure may cause a termination or waiver of your appraisal rights. The following information is intended as a brief summary of the material provisions of the statutory procedures you must follow in order to perfect your appraisal rights. Please review Sections 92A.300 to 92A.500, inclusive, of the NGCL for the complete procedure. We will not give you any notice other than as described in this Proxy Statement and as required by the NGCL. A copy of Sections 92A.300 to 92A.500, inclusive, of the NGCL is attached as Appendix B to this Proxy statement.

If you elect to dissent, you must deliver to the Company in a written notice of dissent stating that you intend to demand payment for your shares if the Reincorporation is consummated. This notice must be delivered to the Company prior to the time that the vote is taken with respect to the Reincorporation Proposal.

If you vote to approve the Reincorporation Proposal, you may not seek your right to appraisal.

IF YOU FAIL TO COMPLY STRICTLY WITH THE PROCEDURES DESCRIBED ABOVE, YOU WILL LOSE YOUR APPRAISAL RIGHTS. CONSEQUENTLY, IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, WE STRONGLY URGE YOU TO CONSULT A LEGAL ADVISOR BEFORE ATTEMPTING TO EXERCISE YOUR APPRAISAL RIGHTS.

Recommendation and Required Vote

The affirmative vote of at least a majority of the issued and outstanding shares as of the record date eligible to vote is necessary for approval of Proposal No. 3.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

OTHER MATTERS

The Board of Directors does not intend to present any other items of business other than those stated in the Notice of Annual Meeting of Stockholders. If other matters are properly brought before the meeting, the persons named as your proxies will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

By order of the Board of Directors

/s/ Mark S. Elliott
Mark S. Elliott President

Dated: April 14, 2011

APPENDIX A

FORM OF PLAN OF CONVERSION

OF

PREMIER ALLIANCE GROUP, INC., a Nevada corporation

TO

 PREMIER ALLIANCE GROUP, INC., a Delaware corporation

THIS PLAN OF CONVERSION, dated as of ____________, 2011 (including all of the Exhibits attached hereto, this “Plan”), is hereby adopted by Premier Alliance Group, Inc., a Nevada corporation (the “Company”), in order to set forth the terms, conditions and procedures governing the conversion of the Company from a Nevada corporation to a Delaware corporation pursuant to Section 265 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), and Section 92A.120 of the Nevada Revised Statutes, as amended (the “NRS”).

RECITALS

WHEREAS, the Company is a corporation established and existing under the laws of the State of Nevada;

WHEREAS, the Board of Directors of the Company has determined that it would be advisable and in the best interests of the Company and its stockholders for the Company to convert from a Nevada corporation to a Delaware corporation pursuant to Section 265 of the DGCL and Section 92A.120 of the NRS; and

WHEREAS, the form, terms and provisions of this Plan has been authorized, approved and adopted by the Board of Directors of the Company.

NOW, THEREFORE, the Company hereby adopts this Plan as follows:

1.  Conversion; Effect of Conversion.

(a) Upon the Effective Time (as defined in Section 3 below), the Company shall be converted from a Nevada corporation to a Delaware corporation pursuant to Section 265 of the DGCL and Section 92A.120 of the NRS (the “Conversion”) and the Company, as converted to a Delaware corporation (the “Resulting Company”), shall thereafter be subject to all of the provisions of the DGCL, except that notwithstanding Section 106 of the DGCL, the existence of the Resulting Company shall be deemed to have commenced on the date the Company commenced its existence in the State of Nevada.

 (b) Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its stockholders, the Resulting Company shall, for all purposes of the laws of the State of Delaware, be deemed to be the same entity as the Company existing immediately prior to the Effective Time.  Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its stockholders, for all purposes of the laws of the State of Delaware, all of the rights, privileges and powers of the Company existing immediately prior to the Effective Time, and all property, real, personal and mixed, and all debts due to the Company existing immediately prior to the Effective Time, as well as all other things and causes of action belonging to the Company existing immediately prior to the Effective Time, shall remain vested in the Resulting Company and shall be the property of the Resulting Company and the title to any real property vested by deed or otherwise in the Company existing immediately prior to the Effective Time shall not revert or be in any way impaired by reason of the Conversion; but all rights of creditors and all liens upon any property of the Company existing immediately prior to the Effective Time shall be preserved unimpaired, and all debts, liabilities and duties of the Company existing immediately prior to the Effective Time shall remain attached to the Resulting Company upon the Effective Time, and may be enforced against the Resulting Company to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by the Resulting Company in its capacity as a corporation of the State of Delaware.  The rights, privileges, powers and interests in property of the Company existing immediately prior to the Effective Time, as well as the debts, liabilities and duties of the Company existing immediately prior to the Effective Time, shall not be deemed, as a consequence of the Conversion, to have been transferred to the Resulting Company upon the Effective Time for any purpose of the laws of the State of Delaware.

(c) The Conversion shall not be deemed to affect any obligations or liabilities of the Company incurred prior to the Conversion or the personal liability of any person incurred prior to the Conversion.

(d) Upon the Effective Time, the name of the Resulting Company shall remain unchanged and continue to be “Premier Alliance Group Inc.”

(e) The Company intends for the Conversion to constitute a tax-free reorganization qualifying under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended.  Accordingly, neither the Company nor any of its stockholders should recognize gain or loss for federal income tax purposes as a result of the Conversion.

2.        Filings.  As promptly as practicable following the adoption of this Plan, the Company shall cause the Conversion to be effective by:

(a) executing and filing (or causing the execution and filing of) Articles of Conversion pursuant to Section 92A.205 of the NRS in form reasonably acceptable to any officer of the Company (the “Nevada Articles of Conversion”) with the Secretary of State of the State of Nevada;

(b) executing and filing (or causing the execution and filing of) a Certificate of Conversion pursuant to Sections 103 and 265 of the DGCL in form reasonably acceptable to any officer of the Company (the “Delaware Certificate of Conversion”) with the Secretary of State of the State of Delaware; and

(c) executing, acknowledging and filing (or causing the execution, acknowledgement and filing of) a Certificate of Incorporation of Premier Alliance Group Inc. substantially in the form set forth on Exhibit A hereto (the “Delaware Certificate of Incorporation”) with the Secretary of State of the State of Delaware.

3.        Effective Time.  The Conversion shall become effective upon the filing of the Nevada Articles of Conversion, the Delaware Certificate of Conversion and the Delaware Certificate of Incorporation (the time of the effectiveness of the Conversion, the “Effective Time”).

4.        Effect of Conversion on Common Stock.  Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its stockholders, each share of common stock, $0.001 par value per share, of the Company (“Company Common Stock”) that is issued and outstanding immediately prior to the Effective Time shall convert into one validly issued, fully paid and nonassessable share of common stock, $0.001 par value per share, of the Resulting Company (“Resulting Company Common Stock”).

5.         Effect of Conversion on Preferred Stock.  Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its stockholders, each share of preferred stock, $0.001 par value per share, of the Company (“Company Preferred Stock”) that is issued and outstanding immediately prior to the Effective Time shall convert into one validly issued, fully paid and nonassessable share of preferred stock, $0.001 par value per share, of the Resulting Company (“Resulting Company Preferred Stock”).

6.        Effect of Conversion on Outstanding Stock Options.  Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its stockholders, each option to acquire shares of Company Common Stock outstanding immediately prior to the Effective Time shall convert into an equivalent option to acquire, upon the same terms and conditions (including the exercise price per share applicable to each such option) as were in effect immediately prior to the Effective Time, the same number of shares of Resulting Company Common Stock.

7.        Effect of Conversion on Outstanding Warrants or Other Rights.  Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its stockholders, each warrant or other right to acquire shares of Company Common Stock outstanding immediately prior to the Effective Time shall convert into an equivalent warrant or other right to acquire, upon the same terms and conditions (including the exercise price per share applicable to each such warrant or other right) as were in effect immediately prior to the Effective Time, the same number of shares of Resulting Company Common Stock.

8.        Effect of Conversion on Stock Certificates.  Upon the Effective Time, all of the outstanding certificates that immediately prior to the Effective Time represented shares of Company Common Stock and Company Preferred Stock immediately prior to the Effective Time shall be deemed for all purposes to continue to evidence ownership of and to represent the same number of shares of Resulting Company Common Stock and Resulting Company Preferred Stock, respectively.

9.       Effect of Conversion on Employee Benefit, Incentive Compensation or Other Similar Plans.  Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its stockholders, each employee benefit plan, incentive compensation plan or other similar plan to which the Company is a party shall continue to be a plan of the Resulting Company.  To the extent that any such plan provides for the issuance of Company Common Stock, upon the Effective Time, such plan shall be deemed to provide for the issuance of Resulting Company Common Stock.

10.        Further Assurances.  If, at any time after the Effective Time, the Resulting Company shall determine or be advised that any deeds, bills of sale, assignments, agreements, documents or assurances or any other acts or things are necessary, desirable or proper, consistent with the terms of this Plan, (a) to vest, perfect or confirm, of record or otherwise, in the Resulting Company its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Company existing immediately prior to the Effective Time, or (b) to otherwise carry out the purposes of this Plan, the Resulting Company and its officers and directors (or their designees), are hereby authorized to solicit in the name of the Resulting Company any third-party consents or other documents required to be delivered by any third-party, to execute and deliver, in the name and on behalf of the Resulting Company all such deeds, bills of sale, assignments, agreements, documents and assurances and do, in the name and on behalf of the Resulting Company, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Company existing immediately prior to the Effective Time and otherwise to carry out the purposes of this Plan.

11.      Effect of Conversion on Directors and Officers.  Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its stockholders, the members of the Board of Directors and the officers of the Company holding their respective offices in the Company existing immediately prior to the Effective Time shall continue in their respective offices as members of the Board of Directors and officers of the Resulting Company.

12.      Delaware Bylaws.  Upon the Effective Time, the bylaws of the Resulting Company shall be the Bylaws of Premier Alliance Group Inc. substantially in the form set forth on Exhibit B hereto (the “Delaware Bylaws”), and the Board of Directors of the Resulting Company shall adopt the Delaware Bylaws as promptly as practicable following the Effective Time.

13.      Termination.  At any time prior to the Effective Time, this Plan may be terminated and the transactions contemplated hereby may be abandoned by action of the Board of Directors of the Company if, in the opinion of the Board of Directors of the Company, such action would be in the best interests of the Company and its stockholders.  In the event of termination of this Plan, this Plan shall become void and of no effect.

14.      Third Party Beneficiaries.  This Plan shall not confer any rights or remedies upon any person other than as expressly provided herein.

15.      Severability.  Whenever possible, each provision of this Plan will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Plan.

IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed as of the date first above written.

PREMIER ALLIANCE GROUP INC.,
a Nevada corporation

By:	.
Name:	Mark Elliott
Title:	President and Chief Executive Officer

Exhibit A

CERTIFICATE OF INCORPORATION

OF

PREMIER ALLIANCE GROUP, INC.

FIRST:                The name of the Corporation is:    PREMIER ALLIANCE GROUP, INC.

SECOND:           The address of the Corporation's registered office in the State of Delaware is ______________________, in the City of Wilmington, County of New Castle, 19810.  The name of its registered agent at such address is ______________________.

THIRD:               The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the laws of the General Corporation Law of the State of Delaware.

FOURTH:           The Corporation shall be authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock."  The total number of shares of both classes of stock which the Corporation has authority to issue is fifty million (50,000,000) shares, consisting of: forty five million (45,000,000) shares of Common Stock, $0.001 par value per share, and five million (5,000,000) shares of Preferred Stock, $0.001 par value per share.

The Board of Directors of the Corporation (the "Board of Directors") is authorized, subject to limitations prescribed by applicable law and the provisions of this Article FOURTH, to provide for the issuance of the shares of Preferred Stock from time to time in one or more series, each of which series shall have such distinctive designation or title as shall be fixed by the Board of Directors prior to the issuance of any shares thereof.  Each such series of Preferred Stock shall have such voting powers, shall consist of such number of shares, shall be issued for such consideration and shall otherwise have such powers, designations, preferences and relative, participating, optional or other rights, if any, and such qualifications, limitations or restrictions, if any, as shall be stated in such resolution or resolutions providing for the issue of such series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with applicable law.

FIFTH:                The name and address of the sole incorporator is as follows:

Name:                                                      Address:

Mark Elliott                                             c/o Premier Alliance Group, Inc.
                                                                                 4521 Sharon Road, Suite 300
                                                                                Charlotte, North Carolina 28211

SIXTH:               Unless required by law or determined by the chairman of the meeting to be advisable, the vote by stockholders on any matter, including the election of directors, need not be by written ballot.

SEVENTH:         The Corporation reserves the right to increase or decrease its authorized capital stock, or any class or series thereof, and to reclassify the same, and to amend, alter, change or repeal any provision contained in the Certificate of Incorporation under which the Corporation is organized or in any amendment thereto, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders in said Certificate of Incorporation or any amendment thereto are granted subject to the aforementioned reservation.

EIGHTH:            The Board of Directors shall have the power at any time, and from time to time, to adopt, amend and repeal any and all By-laws of the Corporation.

NINTH:              To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of the foregoing provisions of this Article NINTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

TENTH:            1.           The Corporation shall indemnify to the maximum extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

                           2.           The indemnification and other rights set forth in this Article TENTH shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

                           3.           Any repeal or modification of the foregoing provisions of this Article TENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification.

IN WITNESS WHEREOF, the undersigned has signed this instrument on the ___ day of ____________ 2011, thereby acknowledging that this instrument is the act and deed of the undersigned and that the facts stated above are true.

                                                                                     /s/ Mark Elliott
                      Mark Elliott
                                                                                     Sole Incorporator

Exhibit B

 PREMIER ALLIANCE GROUP, INC.

BY-LAWS

ARTICLE I - STOCKHOLDERS

1.           Certificates Representing Stock.   Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation or by agents designated by the Board of Directors, certifying the number of shares owned by him in the corporation and setting forth any additional statements that may be required by the Delaware General Corporation Law.  If any such certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk or by a registrar other than the corporation, a facsimile of the signature of any such officers or agents designated by the Board may be printed or lithographed upon such certificate in lieu of the actual signatures.  In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers of the corporation.

Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of special stock, the certificates representing shares of any such class or series or of any such special stock shall set forth thereon the statements prescribed by the Delaware General Corporation Law.  Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any new certificate.

2.           Fractional Share Interests.   The corporation shall not be obliged to but may execute and deliver a certificate for or including a fraction of a share.  In lieu of executing and delivering a certificate for a fraction of a share, the corporation may pay to any person otherwise entitled to become a holder of a fraction of a share an amount in cash specified for such purpose as the value thereof in the resolution of the Board of Directors, or other instrument pursuant to which such fractional share would otherwise be issued, or, if not specified therein, then as may be determined for such purpose by the Board of Directors of the issuing corporation; or may execute and deliver registered or bear scrip over the manual or facsimile signature of an officer of the corporation or of its agent for that purpose, exchangeable as therein provided for full share certificates, but such scrip shall not entitle the holder to any rights as a stockholder except as therein provided.  Such scrip may provide that it shall become void unless the rights of the holders are exercised within a specified period and may contain any other provisions or conditions that the corporation shall deem advisable.  Whenever any such scrip shall cease to be exchangeable for full share certificates, the shares that would otherwise have been issuable as therein provided shall be deemed to be treasury shares unless the scrip shall contain other provisions for their disposition.

3.           Stock Transfers.   Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes, if any, due thereon.

4.           Record Date for Stockholders.   For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.  If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given, or, if notice is waived, at the close of business on the day next preceding the date on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.  A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

5.           Meaning of Certain Terms.   As used in these Bylaws in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent to dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Certificate of Incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the Delaware General Corporation Law confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Certificate of Incorporation.

6.           Stockholder Meetings.

Time.           The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting.  A special meeting shall be held on the date and at the time fixed by the directors.

Place.           Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, fix.  Whenever the directors shall fail to fix such place, the meeting shall be held at the corporation’s principal business address.

Call.           Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

Notice or Waiver of Notice.   Notice of all meetings shall be in writing and signed by the President or a Vice-President, or the Secretary, or an Assistant Secretary, or by such other person or persons, as the directors shall designate.  Such notice shall state the purpose or purposes for which the meeting is called and the time when, and the place, where it is to be held.  A copy of such notice shall be either delivered personally to, or shall be mailed postage prepaid, to each stockholder not less than ten nor more than sixty days before such meeting.  If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the corporation. Any stockholder may waive notice of any meeting by a writing signed by him, or his duly authorized attorney, either before or after the meeting; and whenever notice of any kind is required to be given under the provisions of the Delaware General Corporation Law, a waiver thereof in writing and duly signed whether before or after the time stated therein, shall be deemed equivalent thereto.

Conduct of Meeting.   Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders.  The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

Proxy Representation.   Every stockholder may authorize another person or persons to act for him by proxy appointed by an instrument in writing in all matters in which a stockholder is entitled to participate, whether by voting or participating at a meeting, or expressing consent or dissent without a meeting.  Every proxy must be executed by the stockholder or by his attorney-in-fact.  No proxy shall be valid after the expiration of six months from the date of its creation, unless coupled with an interest or unless the stockholder specifies in it therein the length of time for which it is to continue in force, which in no case shall exceed seven years from the date of its creation.

Inspectors.   The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof.  If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors.  In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

Quorum.   The holders of at least one-third of the outstanding shares of stock or of the voting power, as the case may be, shall constitute a quorum at a meeting of stockholders for the transaction of any business unless the action to be taken at the meeting shall require a different proportion.  The stockholders present may adjourn the meeting despite the absence of a quorum.

Voting.   Each share of stock shall entitle the holder thereof to one vote.  In the election of directors, a plurality of the votes cast shall elect.  Any other action shall be authorized by a majority of the votes cast except where the Delaware General Corporation Law, the Certificate of Incorporation, or these Bylaws prescribe a different percentage of votes and/or a different exercise of voting power.  In the election of directors, voting need not be by ballot; and, except as otherwise may be provided by the Delaware General Corporation Law, voting by ballot shall not be required for any other action.

7.           Stockholder Action Without Meetings.   Except as may otherwise be provided by the Delaware General Corporation Law, any action required or permitted to be taken by the vote of stockholders at a meeting, may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power; provided that if a different proportion of voting power is required for such action at a meeting, then that proportion of written consents shall be required.  In no instance where action is authorized by written consent need a meeting of stockholders be called or notice given.

ARTICLE II – DIRECTORS

1.           Functions and Definition.   The business and affairs of the corporation shall be managed by the Board of Directors of the corporation. The Board of Directors shall have authority to fix the compensation of the members thereof for services in any capacity.  The use of the phrase "whole Board" herein refers to the total number of directors that the corporation would have if there were no vacancies.

2.           Qualifications and Number.   Each director must be at least 18 years of age.  A director need not be a stockholder or a resident of the State of Delaware.  The number of directors constituting the Board of Directors shall be determined and may be increased or decreased, to not less than one director, by resolution of the Board of Directors.

3.           Election and Term.   Directors may be elected in the manner prescribed by the provisions of the Delaware General Corporation Law.  The first Board of Directors shall hold office until the first election of directors by stockholders and until their successors are elected and qualified or until their earlier resignation or removal.  Any director may resign at any time upon written notice to the corporation.  Thereafter, directors who are elected at an election of directors by stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next election of directors by stockholders and until their successors are elected and qualified or until their earlier resignation or removal.  In the interim between elections of directors by stockholders, newly created directorships and any vacancies in the Board of Directors, including any vacancies resulting from the removal of directors for cause or without cause by the stockholders and not filled by said stockholders, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

4.           Meetings.

Time.   Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the director may conveniently assemble.

Place.   Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

Call.    No call shall be required for regular meetings for which the time and place have been fixed.  Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the board, if any, or the President, or of a majority of the directors in office.

Notice or Actual or Constructive Waiver.   No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat.  Notice if any need not be given to a director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein.

Quorum and Action.   A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board.  A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place.  Except as the Certificate of Incorporation or these Bylaws may otherwise provide, and except as otherwise provided by the Delaware General Corporation Law, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.  The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the Delaware General Corporation Law and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

Members of the Board or of any committee which may be designated by the Board may participate in a meeting of the Board or of any such committee, as the case may be, by means of a conference telephone network or a similar communications method by which all persons participating in the meeting hear each other.  Participation in a meeting by said means shall constitute presence in person at any such meeting.  Each person participating in a meeting by such means shall sign the minutes thereof.

Chairman of the Meeting.   The Chairman of the Board, if any, and if present and acting, shall preside at all meetings.  Otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

5.           Removal of Directors.   Any or all of the directors may be removed for cause or without cause by the holders of at least two thirds of the voting power of the outstanding stock of the corporation.  One or more of the directors may be removed for cause by the Board of Directors.

6.           Committees.   Whenever its number consists of two or more, the Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation and each committee to have such powers and duties as the Board shall determine.  Any such committee, to the extent provided in the resolution or resolutions of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal or stamp of the corporation to be affixed to all papers on which the corporation desires to place a seal or stamp.

7.           Written Action.   Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the Board or committee, as the case may be.  The written consent must be filed with the minutes of proceedings of the Board or committee.

ARTICLE III - OFFICERS

1.           Officers.   The corporation shall have a President, a Secretary, a Treasurer, and, if deemed necessary, expedient or desirable by the Board of Directors, a Chairman of the Board, a Vice-Chairman of the Board, a Chief Executive Officer, one or more Executive Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers, agents and factors with such titles as the resolution choosing them shall designate.  Each of any such officers, agents and factors shall be chosen by the Board of Directors or chosen in the manner determined by the Board of Directors.

2.           Qualifications.   Except as may otherwise be provided in the resolution choosing him, no officer other than the Chairman of the Board, if any, and the Vice-Chairman of the Board, if any, need be a director.

The same person may hold any two or more offices, as the directors may determine.

3.           Term of Office.   Unless otherwise provided in the resolution choosing him, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor shall have been chosen and qualified.

Any officer may be removed, with or without cause, by the Board of Directors or in the manner determined by the Board.

Any vacancy in any office may be filled by the Board of Directors or in the manner determined by the Board.

4.           Duties and Authority.   All officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed in the resolution designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions or instruments may be inconsistent therewith.

ARTICLE IV - CORPORATE SEAL OR STAMP

The Corporate seal or stamp, if any, shall be in such form as the Board of Directors may prescribe.

ARTICLE V - FISCAL YEAR

The fiscal year of the corporation shall as determined from time to time by resolution duly adopted by the Board of Directors.

ARTICLE VI - CONTROL OVER BYLAWS

The By-laws of the Corporation may be altered, amended or repealed, and new By-laws may be adopted, by the stockholders or by the Board of Directors.

Appendix B

Sections 92A.300 to 92A.500, inclusive, of the NGCL

NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections. (Added to NRS by 1995, 2086)

NRS 92A.305 “Beneficial stockholder” defined. “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record. (Added to NRS by 1995, 2087)

NRS 92A.310 “Corporate action” defined. “Corporate action” means the action of a domestic corporation. (Added to NRS by 1995, 2087)

NRS 92A.315 “Dissenter” defined. “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive. (Added to NRS by 1995, 2087; A 1999, 1631)

NRS 92A.320 “Fair value” defined. “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. (Added to NRS by 1995, 2087)

NRS 92A.325 “Stockholder” defined. “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation. (Added to NRS by 1995, 2087)

NRS 92A.330 “Stockholder of record” defined. “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation. (Added to NRS by 1995, 2087)

NRS 92A.335 “Subject corporation” defined. “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective. (Added to NRS by 1995, 2087)

NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances. (Added to NRS by 1995, 2087)

NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity. (Added to NRS by 1995, 2088)

NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity. (Added to NRS by 1995, 2088)

NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

(Added to NRS by 1995, 2088)

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1. Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

(a) Consummation of a conversion or plan of merger to which the domestic corporation is a constituent entity:

(1) If approval by the stockholders is required for the conversion or merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the conversion or plan of merger; or

(2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

(b) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if his shares are to be acquired in the plan of exchange.

(c) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation. (Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189)

NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

(a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

(b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

(1) Cash, owner’s interests or owner’s interests and cash in lieu of fractional owner’s interests of:

(I) The surviving or acquiring entity; or

(II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner’s interests of record; or

(2) A combination of cash and owner’s interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130. (Added to NRS by 1995, 2088)

NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1. A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

2. A beneficial stockholder may assert dissenter’s rights as to shares held on his behalf only if:

(a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

(b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote. (Added to NRS by 1995, 2089)

NRS 92A.410 Notification of stockholders regarding right of dissent.

1. If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters’ rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

2. If the corporate action creating dissenters’ rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters’ rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430. (Added to NRS by 1995, 2089; A 1997, 730)

NRS 92A.420 Prerequisites to demand for payment for shares.

1. If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights:

(a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(b) Must not vote his shares in favor of the proposed action.

2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter. (Added to NRS by 1995, 2089; 1999, 1631)

NRS 92A.430 Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.

1. If a proposed corporate action creating dissenters’ rights is authorized at a stockholders’ meeting, the subject corporation shall deliver a written dissenter’s notice to all stockholders who satisfied the requirements to assert those rights.

2. The dissenter’s notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not he acquired beneficial ownership of the shares before that date;

(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive. (Added to NRS by 1995, 2089)

NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.

1. A stockholder to whom a dissenter’s notice is sent must:

(a) Demand payment;

(b) Certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c) Deposit his certificates, if any, in accordance with the terms of the notice.

2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.

3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his shares under this chapter. (Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189)

NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.

1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

2. The person for whom dissenter’s rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action. (Added to NRS by 1995, 2090)

NRS 92A.460 Payment for shares: General requirements.

1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a) Of the county where the corporation’s registered office is located; or

(b) At the election of any dissenter residing or having its registered office in this State, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

2. The payment must be accompanied by:

(a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year and the latest available interim financial statements, if any;

(b) A statement of the subject corporation’s estimate of the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter’s rights to demand payment under NRS 92A.480; and

(e) A copy of NRS 92A.300 to 92A.500, inclusive. (Added to NRS by 1995, 2090)

NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter’s notice.

1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters’ right to demand payment pursuant to NRS 92A.480. (Added to NRS by 1995, 2091)

NRS 92A.480 Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares. (Added to NRS by 1995, 2091)

NRS 92A.490 Legal proceeding to determine fair value: Duties of Subject Corporation; powers of court; rights of dissenter.

1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the State, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

(b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.  (Added to NRS by 1995, 2091)

NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.

1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115. (Added to NRS by 1995, 2092)

Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Stockholders to be held on June 09, 2011.

The proxy statement and our 2010 Annual Report to Stockholders are available at:

http://www.cstproxy.com/premieralliance/2011

PROXY CARD

PREMIER ALLIANCE GROUP, INC.

2011 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking all previous proxies, hereby appoints each of Mark S. Elliott and Robert N. Yearwood as proxies, acting jointly and severally, with full power of substitution, for and in the name of the undersigned to vote all shares of common stock, par value $.001 per share, of Premier Alliance Group, Inc., that the undersigned would be entitled to vote if present in person at the annual meeting of shareholders to be held on 1:00 p.m. Eastern Daylight Time on June 09, 2011, at the company’s offices at 4521 Sharon Road, Suite 300, Charlotte, North Carolina 28211, and at any adjournment, on the matters described in the accompanying proxy statement and on any such other matters as may properly come before the annual meeting. The proxies are directed to vote or refrain from voting as checked on the reverse side on the matters listed on the reverse side, and otherwise may vote in their discretion.

This proxy granted by this proxy card will be voted in the manner directed on the reverse side by the undersigned shareholder. If no direction is specified, this proxy will be voted FOR proposals 1, 2 and 3. With respect to any other matters that properly come before the annual meeting, the proxies may vote at their discretion. The board of directors currently knows of no other business that will come before the annual meeting. If at the time of the annual meeting any of the nominees listed on this proxy card are unable to serve, this proxy will be voted for any other person or persons, if any, that the board of directors designates.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSALS 1, 2, AND 3

1. Election of the following director nominees to serve for the following year and until their successors are elected:

Nominees are:   Isaac Blech, Patrick M. Kolenik, Gregory C. Morris, Cary W. Sucoff, Stephen W. Yarbrough, and Mark S. Elliott.

WITHHELD FOR
THE FOLLOWING ONLY:
(WRITE THE NAME(S) OF
FOR ALL NOMINEES	WITHHOLD AUTHORITY	THE NOMINEE(S) IN THE
LISTED ABOVE	FOR ALL NOMINEES	SPACE BELOW)
☐	☐

2. Ratification of the selection of Scharf Pera & Co. PLLC as our independent auditors for the fiscal year ending December 31, 2011.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3. Reincorporation of the company from the state of Nevada to the State of Delaware.

FOR	AGAINST	ABSTAIN

☐	☐	☐

Mark here if your address has changed and provide us with your new address in the space provided to the right:

New Address:

Dated: ___________________________, 2011

Signature(s) of Stockholder(s)

Title

Please mark, date and sign exactly as your name appears above and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each shareholder named should sign.